Exhibit 99.1

Code Rebel Taps IT Expert and ThinOps' President Tom Moreno as Its New President

NEW YORK, NY--(Marketwired - Sep 9, 2015) - Code Rebel Corp. (NASDAQ: CDRB), an enterprise software development firm that licenses its proprietary software solution to enable simplified secure access and communications between PC and Mac environments on virtually any computer, tablet, or smartphone, today announced that it has tapped information technology expert and the President of its ThinOps' subsidiary, Tom Moreno, as its new President, replacing Christopher Sawicki.

Tom Moreno has over twenty years' experience in the information technology industry having spent the last seventeen years in the consulting field as President of ThinOps Resources, LLC since 2012. ThinOps Resources, acquired by the Company in August 2015, provides products and services to a wide variety of organizations from leading academic institutions and healthcare organizations to many Fortune 500 companies located around the country and abroad. Over the last twelve years, ThinOps consultants have architected and implemented technology solutions for many Fortune 500 companies around the country and abroad.

Prior to ThinOps, Tom spent six years active duty in the U.S. Air Force as a cryptologic-linguist and has received numerous awards for his performance and quality of work over the years including a medal (and commendation) from the National Security Agency (NSA) and another from the Department of Defense (DOD). He also received recognition from Citrix Systems, Inc. with a global award for Outstanding Achievement. He is currently an active member of the InfraGard, an organization which works with the FBI on cyber-security related matters for the protection of U.S. infrastructure.

"Tom brings a wealth of knowledge and industry experience, coupled with a strong track record of establishing and growing companies into multimillion dollar organizations, to our executive team. We're thrilled to have him on board as our new President. He will be instrumental in the evolution of our technology, growth and acquisition of new customers and users of Code Rebel's software, the expansion of our distribution channels, and revenue growth. We look forward to Tom's contributions and thank Chris Sawicki for his contributions as well," commented Arben Kryeziu, CEO of Code Rebel.

Tom Moreno added, "Code Rebel and ThinOps, together, have an incredible future ahead. We have an opportunity to impact and shape a growing business and technology. It's all very exciting. I am very grateful to be a part of the team and look forward to being a part of the process."

Leading Code Rebel customers, including Fortune 500 companies such as AT&T, Microsoft, Cisco and Bloomberg, use iRAPP to enhance enterprise collaboration, employee productivity and services. Additional customers include Wells Fargo, J.P. Morgan Chase, Lloyds Bank, Merck, Panasonic and IKEA, as well as organizations such as the University of California, University of Texas and University of Missouri.

For more information on Code Rebel products and current uses, please visit: http://www.coderebel.com/products/ and http://www.coderebel.com/about/news/casestudies/

About Code Rebel

Code Rebel is an enterprise software company that develops, licenses, and supports software designed for cross-platform enterprise security and productivity. The proprietary Code Rebel iRAPP software addresses the growing requirement of corporate IT departments for secure access from diverse enterprise devices. Code Rebel software was developed by its in-house engineering team to address the demand for secure interoperability between mobile, desktop, and server environments and interaction between Apple and Microsoft devices and software. Code Rebel software facilitates mobile, desktop, and server environment interoperability seamlessly across Apple and Microsoft devices and software. The company provides enterprise client support for its software to a diverse range of industries. For more information visit: http://www.coderebel.com, Facebook and Twitter.

Forward-Looking Statements

This press release contains information about Code Rebel's view of its future expectations, plans and prospects that constitute forward-looking statements. Actual results may differ materially from historical results or those indicated by these forward-looking statements as a result of a variety of factors including, but not limited to, risks and uncertainties associated with its ability to raise additional funding, its ability to maintain and grow its business, variability of operating results, its ability to maintain and enhance its brand, its development and introduction of new products and services, the successful integration of acquired companies, technologies and assets into its portfolio of software and services, marketing and other business development initiatives, competition in the industry, general government regulation, economic conditions, dependence on key personnel, the ability to attract, hire and retain personnel who possess the technical skills and experience necessary to meet the requirements of its clients, and its ability to protect its intellectual property. Code Rebel encourages you to review other factors that may affect its future results in Code Rebel's registration statement and in its other filings with the Securities and Exchange Commission.

Contact:

Code Rebel Investor Relations

Howard Gostfrand
President
American Capital Ventures
Phone (work): (305) 918-7000
Email: Email Contact
www.amcapventures.com